Exhibit 21

SUBSIDIARIES OF TRC COMPANIES, INC.

Listed below are the subsidiaries which are included in the consolidated financial statements of TRC Companies, Inc. Inactive and minor subsidiaries are excluded.
         Percent of
     Voting Stock
Name of Subsidiary and Jurisdiction in which Incorporated or Organized             Owned by Registrant

TRC Environmental Corporation (incorporated in Connecticut)                        100%
TRC Solutions, Inc. (incorporated in California)                                100%
TRC Engineers, Inc. (incorporated in New Jersey)                                100%
TRC Engineers, Inc. (incorporated in California)                                100%
TRC Engineers, LLC (organized in Maine)                                    100%
TRC Engineers Michigan, Inc. (incorporated in Michigan)                            100%
Vectre Corporation (incorporated in New Jersey)                                100%
Hunter Associates, Inc. (incorporated in Nevada)                                100%
Site-Blauvelt Engineers, Inc. (incorporated in New Jersey)                            100%
Site-Blauvelt Engineers, Inc. (incorporated in New York)                            100%
Site Constructions Services, Inc. (incorporated in New Jersey)                            100%
SGS Witter, Inc. (incorporated in New Mexico)                                100%
Cubix Corporation (incorporated in Texas)                                    100%
PBWO Holdings, LLC (organized in Maine)                                    100%
GBF Holdings, LLC (organized in California)                                100%
Environomics Southwest, LLC (incorporated in Arizona)                            100%
Alexander Utility Engineering, Inc. (incorporated in Texas)                            100%
C&E Holdings, LLC (incorporated in Louisiana)                                100%
CBE Holdings (incorporated in Oregon)                                    100%
East Canyon Holdings, LLC (organized in incorporated in California)                        100%
Humboldt Holdings (organized in Connecticut)                                100%
Imbsen & Associates (incorporated in California)                                100%
MGS Holdings (organized in Arizona)                                    100%
Ravenswood Remediation, LLC (incorporated in West Virginia)                        100%
South Plainfield Holdings, LLC (organized in New Jersey)                            100%
The Payne Firm (incorporated in Ohio)                                    100%
The Payne Firm Ltd. (organized in United Kingdom)                                100%
TRC Power LLC (organized in Connecticut)                                    100%
TRC Security LP (organized in Texas)                                    100%
Center Avenue Holdings (organized in New Jersey)                                  70%